UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3330 Caminito Daniella
 Del Mar, California, United States 92014
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2022, Luke Faulstick, age 59, was appointed as Chief Executive Officer of the Company effective as of July 18, 2022.  Prior to his appointment, Mr. Faulstick served as the Chief Operating and Integration Officer of the Company since 2021.  Since 2012 has served as the President of the Company's wholly owned subsidiary and manufacturing unit, South Dakota Partners, Inc. ("SDP") acquired in 2021, where he led organic growth and continuing acquisitions to increase revenues.  In his executive career, Mr. Faulstick has held leadership positions at DJO Global Inc. (EVP/COO); Tyco Healthcare (General Manager); Graphic Controls (General Manager); Mitsubishi Consumer Electronics (Plant Manager); and Eastman Kodak.  He previously served on the boards of Alphatec Spine (NASDAQ: ATEC) and Orthofix (NASDAQ: OFIX).  Mr. Faulstick studied at both Michigan State University and Rochester Institute of Technology.

Mr. Faulstick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

A copy of the news release issued by the Company on July 14, 2022 announcing Mr. Faulstick's appointment to as Chief Executive Officer, as well as the Company's financial results for the quarter ended May 31, 2022, was attached to the Company's current report on Form 8-K filed on July 14, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: July 20, 2022	By:	/s/ Luke Faulstick
Name: Luke Faulstick
Title: Chief Executive Officer